Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN  55416


Ladies and Gentlemen:

                  We have acted as counsel to Allianz Variable Insurance
Products Trust (the "Trust"), a Delaware statutory trust, on behalf of its four series, the AZL AIM Basic Value Fund, the AZL OCC Renaissance Fund, the AZL Van
Kampen Aggressive Growth Fund, and the AZL Van Kampen Strategic Growth Fund
(each an "Acquired Fund" and collectively, the "Acquired Funds"), and on behalf of its four series, the AZL Van Kampen Comstock Fund, the AZL OCC Value Fund, the AZL Van Kampen Mid Cap Growth Fund, and the AZL Dreyfus Founder's Equity
Growth Fund (each an "Acquiring Fund" and collectively, the "Acquiring Funds"), in connection with a Registration Statement on Form N-14 (the "Registration
Statement") relating to the sale by the Trust of an indefinite number of shares of the Acquiring Funds, in connection with an Agreement and Plan of Reorganization dated as of June 13, 2007, by and among the Trust on behalf of the Acquired Funds, the Trust on behalf of the Acquiring Funds, and Allianz Life
Advisers, LLC (the "Agreement"). Unless otherwise provided herein, capitalized terms used in this opinion shall have the same meaning as set forth in the Prospectus and Proxy Statement or the Agreement, as the case may be. The names of each Acquired Fund and the corresponding Acquiring Fund that are parties to each Reorganization are set forth on Schedule I hereto.

                  We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Trust, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action
(corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates and certifications of officers of the Trust and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

                  Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration
Statement, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:   August 1, 2007

                                      Very truly yours,

                                      /s/ Dorsey & Whitney LLP

                                      Dorsey & Whitney LLP
                                      MJR


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

                                   SCHEDULE I



------------------------------------------------------------ ---------------------------------------------------------
                      ACQUIRING FUND                                              ACQUIRED FUND
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
               AZL Van Kampen Comstock Fund                                  AZL AIM Basic Value Fund
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                    AZL OCC Value Fund                                       AZL OCC Renaissance Fund
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
            AZL Van Kampen Mid Cap Growth Fund                        AZL Van Kampen Aggressive Growth Fund
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
          AZL Dreyfus Founders Equity Growth Fund                      AZL Van Kampen Strategic Growth Fund
------------------------------------------------------------ ---------------------------------------------------------